
<ARTICLE> 7

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<DEBT-HELD-FOR-SALE>                         1,647,674<F1>
<DEBT-CARRYING-VALUE>                          320,394<F2>
<DEBT-MARKET-VALUE>                            339,911<F2>
<EQUITIES>                                      70,837<F3>
<MORTGAGE>                                     235,213
<REAL-ESTATE>                                   84,645<F4>
<TOTAL-INVEST>                               2,453,075
<CASH>                                          46,510
<RECOVER-REINSURE>                              89,983
<DEFERRED-ACQUISITION>                         192,476
<TOTAL-ASSETS>                               2,903,768
<POLICY-LOSSES>                                685,729
<UNEARNED-PREMIUMS>                                  0
<POLICY-OTHER>                                  31,919
<POLICY-HOLDER-FUNDS>                        1,617,784<F5>
<NOTES-PAYABLE>                                      0
<COMMON>                                        23,121
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     434,006
<TOTAL-LIABILITY-AND-EQUITY>                 2,903,768
<PREMIUMS>                                     130,816
<INVESTMENT-INCOME>                            188,087
<INVESTMENT-GAINS>                               4,950
<OTHER-INCOME>                                  84,932
<BENEFITS>                                     244,313
<UNDERWRITING-AMORTIZATION>                     27,992
<UNDERWRITING-OTHER>                               931<F6>
<INCOME-PRETAX>                                 59,923
<INCOME-TAX>                                    18,185
<INCOME-CONTINUING>                             41,738
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    41,738
<EPS-PRIMARY>                                     6.76
<EPS-DILUTED>                                     6.76
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2>Debt securities represent FASB 115 held to maturity fixed maturity securities, and do not include trading securities or securities available for sale.
<F3>Equity securities include equity securities that are available for sale, under FASB 115.
<F4>Real estate includes real estate joint ventures.
<F5>Policyholder funds include accumulated contract values as defined by FASB
97, dividend and coupon accumulations and other policyowner funds.
<F6>Underwriting expenses represent amortization of the value of purchased insurance in force.

